UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 23, 2024

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2024, Hyperscale Data, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Purchase Agreement (the “Agreement”) entered into with Ault & Company, Inc., a Delaware corporation (the “Purchaser”) on November 6, 2023 (the “Execution Date”), sold 1,900 shares of Series C convertible preferred stock (the “Series C Convertible Preferred Stock”), and warrants (the “Series C Warrants”) to purchase 16,049 shares (the “Warrant Shares”) of the Company’s common stock to the Purchaser, for a purchase price of $1,900,000.  As of December 23, 2024, the Purchaser has purchased an aggregate of 50,000 shares of Series C Convertible Preferred Stock and Series C Warrants to purchase an aggregate of 422,337 Warrant Shares, for an aggregate purchase price of $50.0 million. The Agreement provides that the Purchaser may purchase up to $75 million of Series C Convertible Preferred Stock and Series C Warrants in one or more closings.

The Purchaser is an affiliate of the Company. The material terms of the Agreement, Series C Convertible Preferred Stock and the Series C Warrants were described in the Form 8-K filed with the Securities and Exchange Commission on November 7, 2023 and are incorporated herein by reference.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On December 18, 2024, the Company was notified by the NYSE American that due to the Company’s disclosure in its Form 10-Q filed for the fiscal period ended September 30, 2024, which reported stockholders’ equity of approximately $2.2 million, it no longer meets the requirement that it must have no less than $6 million or more in stockholders’ equity pursuant to the listing standard set forth under Section 1003(a)(ii) and (iii) of the NYSE American Company Guide (the “Listing Standards”) because the Company has reported losses from continuing operations and/or net losses in five of its most recent fiscal years ended December 31, 2023.

Under the applicable NYSE American listing rules, the Company must by January 17, 2025 submit a compliance plan that demonstrates how it intends to regain compliance with the Listing Standards within 18 months of the receipt of the notice, or June 18, 2026. The Company intends to develop and submit to the NYSE American such a plan. If the NYSE American does not accept the plan, or if the Company does not make progress consistent with the plan during the plan period, the NYSE American will initiate delisting procedures. If the NYSE American accepts the plan the Company will be subject to periodic reviews including quarterly monitoring for compliance with the plan. During this period, the Company's common stock will continue to be listed on the NYSE American and trade as usual subject to compliance with other NYSE American listing requirements.

The Company is confident that it will be able to submit a plan acceptable to the NYSE American within the requisite period and further that it will promptly be able to demonstrate that it has regained compliance with the Listing Standards.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. Series C Convertible Preferred Stock and the Series C Warrants described in this Current Report on Form 8-K were offered and sold to the Purchaser in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated December 23, 2024 announcing the receipt of a letter from the NYSE American

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: December 23, 2024	/s/ Henry Nisser
Henry Nisser President and General Counsel